Back to Form 8-K
Exhibit 10.1

CONTRACT NO. DHS-08-MQD-5129

STATE OF HAWAI'I
CONTRACT FOR HEALTH AND HUMAN SERVICES
COMPETITIVE PURCHASE OF SERVICES

This Contract, executed on the respective dates indicated below, is effective as of    upon execution   , 20___, between the Department of Human Services/Med-QUEST Division, (Name of state department, agency, hoard or commission) State of Hawai'i ("STATE"), by its Director, Lillian B. Koller (Title of person signing for the STATE) whose address is: 1390 Miller Street Honolulu, Hawaii 96813 and   'Ohana Health Plan, Inc.,  (Name of PROVIDER)("PROVIDER"), a Corporation  (Legal form of PROVIDER i.e., Corporation, Limited Liability Company, etc.) under the laws of the State of Hawaii whose business street address and taxpayer identification numbers are as follows:

Business street address:
Seven Waterfront Plaza, 500 Ala Moana Boulevard, Suite 400, Honolulu, Hawaii 96813

Mailing address if different than business street address:
8735 Henderson Road, Tampa, Florida 33634

Federal employer identification number: ________________
Hawai'i general excise tax number: ____________________

RECITALS

A.            This Contract is for a competitive purchase of services (a "Competitive POS"), as defined insection 103F-402, Hawai'i Revised Statutes ("HRS"), and Hawai'i Administrative Rules ("HAR") chapter 3-143.

B.            The STATE needs the health and human services described in this Contract and its attachments("Required Services") and the PROVIDER agrees to provide the Required Services.

AG Form I03F (9/06)
Competitive

CONTRACT NO. DHS-08-MQD-5129

C.            Money is available to fund this Contract pursuant to:

1)  Act SLH/2008,(Identify stale sources) in the amount of $556,287,755.00, (state funding)  or

(2) Social Security Act §1903 (Identify federal sources , in the amount of $682,936,471.00,  (federal funding) or both.

D.            The STATE is authorized to enter into this Contract pursuant to:

§103F-402HRS     (Legal authority for Contract)

E.           The undersigned representative of the PROVIDER represents, and the STATE relies upon such representation, that he or she has authority to sign this Contract by virtue of (check any or all that apply):

☐	corporate resolutions of the PROVIDER or other authorizing documents such as partnership resolutions;

☐	corporate by-laws of the PROVIDER, or other similar operating documents of the PROVIDER, such as a partnership contract or limited liability company operating contract;

☐	the PROVIDER is a sole proprietor and as such does not require any authorizing documents to sign this Contract;

☑	other evidence of authority to sign: Contractor's Acknowledgement

F.            The PROVIDER has provided a "Certificate of Insurance" to the STATE that shows to the satisfaction of the STATE that the PROVIDER has obtained liability insurance which complies with paragraph1.4 of the General Conditions of this Contract and with any Special Conditions of this Contract.

G.            The PROVIDER produced, and the STATE inspected, a tax clearance certificate as required by section 103-53, HRS.

NOW, THEREFORE, in consideration of the promises contained in this Contract, the STATE and the PROVIDER agree as follows:

1.           Scope of Services. The PROVIDER shall, in a proper and satisfactory manner as determined by the STATE, provide the Required Services set forth in Attachment "1" to this Contract, which is hereby made a part of this Contract, and the Request for Proposals ("RFP"), and the PROVIDER'S Proposal, which are incorporated in this Contract by reference. In the event that there is a conflict among the terms of this Contract, and either the Proposal or the RFP, or both, then the terms of this Contract shall control.

AG Form 103 F (9/06)
Competitive

CONTRACT NO. DHS-08-MQD-5129

2.           Time of Performance.   The PROVIDER shall provide the Required Services from upon execution, 20__, to June 30, 2011, as set forth in Attachment "2" to this Contract, which is hereby made a part of this Contract.

3.           Compensation. The PROVIDER shall be compensated in a total amount for all required services not to exceed:

One Billion, Two Hundred Thirty Nine Million, Two Hundred Twenty Four Thousand, Two Hundred Twenty Six Dollars

DOLLARS ($ 1,239,284,226.00), which amount includes all fees and costs incurred and any federal, state and local taxes, at the time and manner set forth in Attachment "3" to this Contract, which is hereby made a part of this Contract.

4.            Certificate of Exemption from Civil Service. The Certificate of Exemption from Civil Service is attached and made a part of this Contract.

5.            Standards of Conduct Declaration. The Standards of Conduct Declaration of the PROVIDER is attached and made a part of this Contract.

6.            General and Special Conditions. The General Conditions for Health and Human Services Contracts ("General Conditions") and any Special Conditions are attached hereto and made a part of this Contract. In the event of a conflict between the General Conditions and the Special Conditions, the Special Conditions shall control.

7.            Notices. Any written notice required to be given by any party under this Contract shall be (a) delivered personally, or (b) sent by United States first class mail, postage prepaid. Notice required to be given to the STATE shall be sent to:
601 Kamokila Boulevard, Room 518, Kapolei, Hawaii 96707

Notice to the PROVIDER shall be sent to the mailing address as indicated on page 1. A notice shall be deemed to have been received three (3) days after mailing or at the time of actual receipt, whichever is earlier. The PROVIDER is responsible for notifying the STATE in writing of any change of address.

AG Form 103F(9/06)
Competitive

CONTRACT NO. DHS-08-MQD-5129

IN VIEW OF THE ABOVE, the parties execute this Contract by their signatures below,

STATE
By /s/ Lillian B. Koller
Print Name Lillian B. Koller
Print Title Director, Department of Human Services
Date 2/4/08 2:00 pm HST
FUNDING AGENCY (to be signed by head of funding agency if other than the Contracting Agency)
By
Print Name
Print Title
Date 2/4/08
PROVIDER
By /s/ Erhardt Preitauer
Print Name Erhardt Preitauer
Print Title Executive Director / Asst Secretary
Date 2/4/08 2:00 pm HST

CORPORATE SEAL
(if available)

APPROVED AS TO FORM:

  /s/  Illegible
Deputy Attorney General

AG Form 103F(9/O6)
Competitive

CONTRACT NO. DHS-08-MQD-5129

PROVIDER'S ACKNOWLEDGMENT

STATE OF HAWAII

CITY & COUNTY OF HONOLULU

On this 4th day of  February 2008, before me appeared Lillian B. Koller and Erhardt Preitauer, to me known, to be the person(s) described in and, who, being by me duly sworn, did say that he/she/they is/are the Director of Dpt of Human Services and Executive Director / Asst Secretary of  Ohana Health Plan, Inc. the PROVIDER named in the forgoing instrument, and that he/she/they is/are authorized to sign said instrument on behalf of the PROVIDER, and acknowledges that he/she/they executed said instrument as the free act and deed of the PROVIDER.

By /s/ Joyce M. Tanaka (Signature)
(Notary Seal)	Print Name Joyce M. Tanaka
Date 02-04-08
Notary Public, State of Hawaii
My Commission expires: 10-15-2010

AG Form J 03 F (9/06)
Competitive

CONTRACT NO. DHS-08-MQD-5129
CERTIFICATE OF EXEMPTION FROM CIVIL SERVICE

1.            By Heads of Departments or Agencies as Delegated by the Director of Human ResourcesDevelopment 1
Pursuant to a delegation of the authority by the Director of Human Resources Development, I certify that the services to be provided under this Contract, and the person(s) providing the services under this Contract are exempt from the civil service, pursuant to §76-16, Hawai'i Revised Statutes (HRS).

/s/ Lillian B. Koller (Signature)	02/04/08 2:00 HST (Date)
Lillian B. Koller (Print Name)
Director of Human Services (Print Title)
1 This part of the form may be used by all department heads and others to whom the Director of Human Resources Development (DHRD) has delegated authority to certify §76-16, HRS, civil service exemptions. The specific paragraph(s) of §76-16, HRS, upon which an exemption is based should be noted in the contract file. NOTE: Authority to certify exemptions under §§76-16(2), 76-16(12), and 76-16(15), HRS, has not been delegated; only the Director of DHRD may certify §§76-16(2), 76-16(12), and 76-16(15) exemptions.

2.            By the Director of Human Resources Development, State of Hawai'i.

I certify that the services to be provided under this Contract, and the person(s) providing the services under this Contract are exempt from the civil service, pursuant to §76-16, Hawai'i Revised Statutes (HRS).

(Signature)	(Date)
(Print Name)
( Print Title, if designee of the Director of DHRD)

AG Form 103F (9/06)
Competitive

CONTRACT NO. DHS-08-MQD-5129

PROVIDER'S
STANDARDS OF CONDUCT DECLARATION
For the purposes of this declaration:

"Agency" means and includes the State, the legislature and its committees, all executive departments, boards, commissions, committees, bureaus, offices; and all independent commissions and other establishments of the state government but excluding the courts.

"Controlling interest" means an interest in a business or other undertaking which is sufficient in fact to control, whether the interest is greater or less than fifty percent (50%).

"Employee" means any nominated, appointed, or elected officer or employee of the State, including members of boards, commissions, and committees, and employees under contract to the State or of the constitutional convention, but excluding legislators, delegates to the constitutional convention, justices, and judges. (Section 84-3, HRS).

On behalf of: 'Ohana Health Plan, Inc. (Name of PROVIDER)

PROVIDER, the undersigned does declare as follows:

1.	PROVIDER ☐ is* ☑ is not a legislator or an employee or a business in which a legislator or an employee has a controlling interest. (Section 84-15(a), HRS).

2.
PROVIDER has not been represented or assisted personally in the matter by an individual who has been an employee of the agency awarding this Contract within the preceding two years and who participated while so employed in the matter with which the Contract is directly concerned. (Section 84-15(b), HRS).

3.
PROVIDER has not been assisted or represented by a legislator or employee for a fee or other compensation to obtain this Contract and will not be assisted or represented by a legislator or employee for a fee or other compensation in the performance of this Contract, if the legislator or employee had been involved in the development or award of the Contract. (Section 84-14(d), HRS).

4.
PROVIDER has not been represented on matters related to this Contract, for a fee or other consideration by an individual who, within the past twelve (12) months, has been an agency employee, or in the case of the Legislature, a legislator, and participated while an employee or legislator on matters related to this Contract. (Sections 84-18(b) and (c), HRS).

PROVIDER understands that the Contract to which this document is attached is voidable on behalf of the STATE if this Contract was entered into in violation of any provision of chapter 84, Hawai'i Revised Statutes, commonly referred to as the Code of Ethics, including the provisions which are the source of the declarations

__________________
* Reminder to agency: If the "is" block is checked and if the Contract involves goods or services of a value in excess of $10,000, the Contract may not be awarded unless the agency posts a notice of its intent to award it and files a copy of the notice with the State Ethics Commission.  (Section 84-15(a), HRS).

AG Form 103F (9/06)
Standards of Conduct Declaration
Competitive

CONTRACT NO. DHS-08-MQD-5129

above. Additionally, any fee, compensation, gift, or profit received by any person as a result of a violation of the Code of Ethics may be recovered by the STATE.

PROVIDER
By /s/ Erhardt Preitauer (Signature)
Print Name Erhardt Preitauer
Print Title Executive Director / Asst Secretary
Date 2/4/08 2:00 pm HST

AG Form 103F (9/06)
Standards of Conduct Declaration
Competitive

ATTACHMENT 1

SCOPE OF SERVICES

The PROVIDER shall, in proper and satisfactory manner as determined by the STATE, provide the Required Services set forth in RFP-MQD-2008-006 issued October 10, 2007, as amended ("the RFP"), and the PROVIDER'S accepted proposal, both of which are incorporated in this Contract by reference.

Revisions to specific provisions in the RFP are set forth below. Additional revisions may be necessary to the contract to comply with conditions imposed by the Centers of Medicare & Medicaid Services (CMS). The PROVIDER agrees to comply with such revisions imposed by CMS.

30.510  Eligibility Determinations

Modify the second bullet to read:

• Any date specified by the individual on which appropriate Medicaid eligible expenses were incurred and which is within the immediate thirty (30) days prior to the date of application; or

30.550  90-Day Grace Period

Replace the first two paragraphs with the following:

Provided the health plan into which the member wants to enroll is not capped, the DHS will allow members to change health plans without cause for the first ninety (90) days from the effective date of enrollment in that health plan.

After the initial ninety (90) day grace period, members will be allowed to change health plans only during the annual plan change period, as described in Section 30.560, or as outlined in Section 30.600.

30.600 Disenrollment Responsibilities

Modify the 1st paragraph, 2nd second sentence to read:

The DHS will process all disenrollment requests submitted orally or in writing by the member or his or her representative.

30.820.4 Behavioral Health Services for Children/Support for Emotional and Behavioral Development (SEBD) Program

Amend this section to read:

The DOH, through its Child and Adolescent Mental Heath Division (CAMHD), will provide acute inpatient psychiatric and outpatient behavioral health services, community crisis management and crisis residential services, intensive family intervention, therapeutic living and therapeutic foster care supports, hospital-based residential treatment, partial hospitalization, respite care and biopsychosocial rehabilitation to children and adolescents age three (3) through age twenty (20) who the DOH determines are in need of intensive mental health services and are determined eligible for the SEBD Program. Additional information on the SEBD program is available in Appendix D,

40.750.4   Expanded Personal Assistance Services Level I Capacity

Modify the 6th paragraph, 2nd sentence to read:

As a part of these monitoring activities, on a monthly basis, the health plan shall submit to the DHS or its designee the following information relevant to its waiting list:

Modify the 7th paragraph, 1st sentence to read:

For SFY 2009 and SFY 2010, the health plan shall meet with the DHS or its designee on at least a quarterly basis to discuss any issues associated with management of its personal assistance services Level I waiting list.

40.750.5  Expanded HCBS Capacity

Modify the 6th paragraph, 2nd sentence to read:

As a part of these monitoring activities, on a monthly basis the health plan shall submit to the DHS or its designee the following information relevant to its waiting list.

Modify the 7th paragraph, 1st sentence to read:

For SFY 2009 and 2010, the health plan shall meet with the DHS or its designee on at least a quarterly basis to discuss any issues associated with management of its HCBS waiting list.

41.510 Transition to the Health Plan

Replace this section with the following:

In the event a member entering the health plan is receiving medically necessary covered services in addition to or other than prenatal services (see below for members in the second and third trimester receiving prenatal services) the day before enrollment into the health plan, the health plan shall be responsible for the costs of continuation of such medically necessary services, without any form of prior approval and without regard to whether such services are being provided by contract or non-contract providers. The health plan shall provide continuation of such services for the lesser of 1) ninety (90) days for all members receiving HCBS and all children under the age of twenty-one and 2) one-hundred and eighty (180) days for all members living in a nursing facility and all members without a care plan OR until members in these categories have had a HFA from his or her service coordinator, had a care plan developed and has been seen by the assigned POP who has authorized a course of treatment.

In the event the member entering the health plan is in her second or third trimester of pregnancy and is receiving medically necessary covered prenatal services the day before enrollment, the health plan shall be responsible for providing continued access to the prenatal care provider (whether contract or non-contract) through the postpartum period.

REPLACE APPENDIX D.4 (page D-23 & D-24) CHILDREN WITH SERIOUS EMOTIONAL DISTURBANCE (SED) with the following:

REVISED APPENDIX D.4

Support for Emotional and Behavioral Development (SEBD)
Fact Sheet

WHAT IS SEBD Program?

SEBD is an acronym for the Department of Health's (DOH) Child and Adolescent
Mental Health Divisions (CAMHD) Support for Emotional and Behavioral Development
program.

Formerly known as SED Serious Emotional Disturbance or SEBD Serious Emotional
Behavioral Disturbance, CAMHD's SEBD program provides an array of services needed by families to support children and youth with the high-end intensive mental health support.

WHO CAN BE REFERRED?

Children/youth ages 3 through 20

AND

Hawaii Medicaid QUEST, QUEST Expanded Access (QExA) or Fee-For-Service (FFS) eligible

WHO CAN MAKE A REFERRAL?

Parents, legal guardians, Department of Education (DOE), Department of Human
Services (DHS), Family Court (FC), QUEST Health Plan, QUEST Expanded Access
Health Plan, Department of Health (DOH), Attorney General (AG), Private Provider or
others who submit a referral to ask for help in getting services.

WHAT ARE THE ELIGIBILITY REQUIREMENTS?

Child and Adolescent Functional Assessment Scale (CAFAS) score 80 or above

AND

Eligible DSM-IV Axis I diagnosis

WHAT ARE THE BENEFITS?

A child/youth determined to be SEBD eligible is able to receive appropriate individualized CAMHD intensive mental health services.

CRITERIA for determination of eligibility for CAMHD Support
for Emotional and Behavioral Development (SEBD)

I. CRITERIA
Children and youth with serious emotional disturbance are individuals who have a Child and Adolescent Functional Assessment Scale (CAFAS) score of 80 or above and currently, or at anytime during the past year, have had a primary DSM-IV Axis I diagnosis.

II. EXCLUDED DIAGNOSES
If the diagnoses listed below are the only DSM-IV diagnoses, the child is ineligible for SEBD services. These diagnoses, however, may and often do co-exist with other DSM-IV diagnoses, which make the youth eligible for SEBD services.

Mental Retardation
317     Mild Mental Retardation
318.0  Moderate Mental Retardation
318.1  Severe Mental Retardation
318.2  Profound Mental Retardation
319     Mental Retardation, Severity Unspecified

Learning Disorders
315.0   Reading Disorder
315.1   Mathematics Disorder
315.2   Disorder of Written Expression
315.9 Learning Disorder NOS

Motor Skills Disorder
315.3   Developmental Coordination Disorder

Communication Disorders
315.31 Expressive Language Disorder
315.32 Mixed Receptive-Expressive Language Disorder
315.39 Phonological Disorder
307.0   Stuttering
307.9   Communication Disorder NOS

Pervasive Developmental Disorders
299.0   Autistic Disorder
299.80 Rett's Disorder
299.10 Childhood Disintegrative Disorder
299.80 Asperger's Disorder
299.80 Pervasive Developmental Disorder NOS

Substance Abuse Disorders

Mental Disorders Due to a General Medical Condition

III.       PROVISIONALLY QUALIFIED

Children and youth provisionally qualified as SEBD are defined as those:

•
Who have a substance abuse condition and are suspected to suffer from a qualifying condition due to their symptoms and functional limitations. These children and youth have ongoing and recent substance abuse, which prevents the clinician from making a definitive qualifying diagnosis.

•	Cases in which the impairment is profound and short-term.
•	Whose degrees of impairment falls mainly within the emotional/self-harm domains that show strong evidence of serious disturbance.

Attachment 2

TIME OF PERFORMANCE

The services of the Provider under this Contract shall commence upon execution of the Contract to June 30, 2011. However, performance and payment obligations for each successive fiscal year shall be subject to the availability and appropriation of funds. DHS shall have the option to extend the contract with the Provider for (3) three fiscal years beyond June 30, 2011. Any renewal or extension of the contract will be subject to available funding.

Delivery of services to members under this Contract will commence on November 1, 2008.

Attachment 3

COMPENSATION AND PAYMENT SCHEDULE

The total compensation of One Billion, Two Hundred Thirty Nine Million, Two Hundred Twenty Four Thousand, Two Hundred Twenty Six Dollars ($1,239,224,226.00) for the period November 1, 2008 to June 30, 2011 will be paid directly to the Provider using HIPAA 834/820 transactions, based on the attached Exhibit A. Performance and payment obligations for each fiscal year shall be subject to the availability and appropriation of funds.

Exhibit A
Hawaii QExA Bid Evaluation
Ohana Bid Rate Summary

Exhibit A
Hawaii QExA Bid Evaluation
Ohana Bid Rate Summary

Membership
	Rate Category
	Age - Medicare Eligible			Aged - Medicaid Only			Blind/Disabled – Medicare Eligible			Blind/Disabled - Medicaid Only
Island	Nursing Facility	Home & Community	Medical	Nursing Facility	Home & Community	Medical	Nursing Facility	Home & Community	Medical	Nursing Facility	Home & Community	Medical	Total
Oahu	13,171	12,552	115,887	759	1,440	20,051	1,365	3,725	58,250	1,011	3,975	99,417	331,603
Kauai	2,236	1,023	6,097	78	76	558	289	185	3,959	128	214	7,612	22,455
Hawaii	4,888	2,780	16,549	172	260	2,092	377	740	15,038	291	859	33,494	77,540
Maui	3,255	1,234	8,221	135	178	1,214	291	386	6,780	194	375	11,196	33,459
Molokai	37	151	941	2	4	107	3	52	604	1	95	1,484	3,481
Lanai	41	6	371	2	1	43	0	12	42	0	14	153	685
	23,628	17,746	148,066	1,148	1,959	24,065	2,325	5,100	84,673	1,625	5,532	153,356	469,223

Bid Rates
	Rate Category
	Aged - Medicare Eligible			Aged - Medicaid Only			Blind/Disabled – Medicare Eligible			Blind/Disabled – Medicaid Only
Island	Nursing Facility	Home & Community	Medical	Nursing Facility	Home & Community	Medical	Nursing Facility	Home & Community	Medical	Nursing Facility	Home & Community	Medical	Total
Oahu	$5,850.92	$2,833.91	$167.34	$5,817.60	$3,722.67	$422.59	$6,916.33	$3,106.88	$253.60	$9,669.30	$5,821.95	$837.10	$911.34
Kauai	$6,303.38	$4,027.90	$202.89	$6,128.56	$3,967.82	$427.40	$6,998.87	$3,292.08	$201.17	$9,797.40	$5,754.22	$736.27	$1,424.54
Hawaii	$5,682.65	$3,776.04	$199.86	$5,872.34	$3,756.63	$445.62	$6,819.18	$3,092.92	$221.56	$9,347.37	$5,828.38	$674.52	$1,070.56
Maui	$5,940.83	$4,019.68	$119.98	$5,784.40	$3,928.90	$457.31	$6,603.45	$3,282.80	$219.01	$9,431.61	$5,668.49	$701.63	$1,309.18
Molokai	$6,303.38	$4,027.90	$202.89	$6,128.56	$3,967.82	$427.40	$6,998.87	$3,292.08	$201.17	$9,797.40	$5,754.22	$736.27	$881.64
Lanai	$6,303.38	$4,027.90	$202.89	$6,128.56	$3,967.82	$427.40	$6,998.87	$3,292.08	$201.17	$9,797.40	$5,754.22	$736.27	$925.03
	$5,872.81	$3,143.35	$170.12	$5,844.11	$3,756.05	$426.49	$6,871.78	$3,127.21	$242.29	$9,593.44	$5,808.59	$785.62	$990.38

Adjusted Bid Rates for Evaluation
	Rate Category
	Aged - Medicare Eligible			Aged - Medicaid Only			Blind/Disabled – Medicare Eligible			Blind/Disabled – Medicaid Only
Island	Nursing Facility	Home & Community	Medical	Nursing Facility	Home & Community	Medical	Nursing Facility	Home & Community	Medical	Nursing Facility	Home & Community	Medical	Total
Oahu	$5,850.92	$2,833.91	$167.34	$5,817.60	$3,722.67	$422.59	$6,916.33	$3,106.88	$253.60	$9,669.30	$5,821.95	$837.10	$911.34
Kauai	$6,303.38	$4,027.90	$171.97	$6,128.56	$3,967.82	$427.40	$6,998.87	$3,292.08	$201.17	$9,797.40	$5,754.22	$736.27	$1,424.54
Hawaii	$5,682.65	$3,776.04	$199.86	$5,872.34	$3,756.63	$445.62	$6,819.18	$3,092.92	$203.23	$9,347.37	$5,828.38	$674.52	$1,070.56
Maui	$5,940.83	$4,019.68	$119.98	$5,784.40	$3,928.90	$457.31	$6,603.45	$3,282.80	$219.01	$9,431.61	$5,668.49	$701.63	$1,309.18
Molokai	$6,303.38	$4,027.90	$202.89	$6,128.56	$3,967.82	$427.40	$6,998.87	$3,292.08	$201.17	$9,797.40	$5,754.22	$736.27	$881.64
Lanai	$6,303.38	$4,027.90	$202.89	$6,128.56	$3,967.82	$427.40	$6,998.87	$3,292.08	$201.17	$9,797.40	$5,754.22	$736.27	$925.03

Milliman

CONTRACT NO. DHS-08-MQD-5129

GENERAL CONDITIONS FOR HEALTH & HUMAN SERVICES CONTRACTS

		Page (s)
1.	Representations and Conditions Precedent	1
1.1	Contract Subject to the Availability of State and Federal Funds	1
1.1.1	State Funds	1
1.1.2	Federal Funds	1

1.2	Representations of the PROVIDER	1
1.2.1	Compliance with Laws	1
1.2.2	Licensing and Accreditation	1

1.3	Compliance with Laws	1
1.3.1	Smoking Policy	1
1.3.2	Drug Free Workplace	1
1.3.3	Persons with Disabilities	1
1.3.4	Nondiscrimination	2

1.4	Insurance Requirements	2
1.5	Notice to Clients	2
1.6	Reporting Requirements	2
1.7	Conflicts of Interest	3
2.	Documents and Files	3
2.1	Confidentiality of Material	3
2.1.1	Proprietary or Confidential Information	3
2.1.2	Uniform Information Practices Act	3
2.2	Ownership Rights and Copyright	3
2.3	Records Retention	3
3.	Relationship between Parties	3
3.1	Coordination of Services by the STATE	3
3.2	Subcontracts and Assignments	4
3.3	Change of Name	4
3.4	Independent Contractor Status and Responsibilities, Including Tax Responsibilities	4
3.4.1	Independent Contractor	4
3.4.2	Contracts with Other Individuals and Entities	4
AG Form 103F (9/06)
General Conditions

Competitive

CONTRACT NO. DHS-08-MQD-5129

3.4.3	PROVIDER'S Employees and Agents	4
3.4.4	PROVIDER'S Responsibilities	5
3.5	Personnel Requirements	5
3.5.1	Personnel	5
3.5.2	Requirements	5
4.	Modification and Termination of Contract	6
4.1	Modifications of Contract	6
4.1.1	In Writing	6
4.1.2	No Oral Modification	6
4.1.3	Tax Clearance	6
4.2	Termination in General	6
4.3	Termination for Necessity or Convenience	6
4.4	Termination by PROVIDER	6
4.5	STATE'S Right of Offset	6
5.	Indemnification	7
5.1	Indemnification and Defense.	7
5.2	Cost of Litigation	7
6.	Publicity	7
6.1	Acknowledgment of State Support	7
6.2	PROVIDER'S Publicity Not Related to Contract	7
7.	Miscellaneous Provisions	7
7.1	Nondiscrimination	7
7.2	Paragraph Headings	7
7.3	Antitrust Claims	8
7.4	Governing Law	8
7.5	Conflict between General Conditions and Procurement Rules	8
7.6	Entire Contract	8
7.7	Severability	8
7.8	Waiver	8
7.9	Execution in Counterparts	8

AG Form 103F (9/06)
General Conditions

Competitive

CONTRACT NO. DHS-08-MQD-5129

GENERAL CONDITIONS FOR HEALTH & HUMAN SERVICES CONTRACTS

1. Representations and Conditions Precedent

1-l Contract Subject to the Availability of State and Federal Funds.

1.1.1 State Funds. This Contract is, at all times, subject to the appropriation and allotment of state funds, and may be terminated without liability to either the PROVIDER or the STATE in the event that state funds are not appropriated or available.

1.1.2 Federal Funds. To the extent that this Contract is funded partly or wholly by federal funds, this Contract is subject to the availability of such federal funds. The portion of this Contract that is to be funded federally shall be deemed severable, and such federally funded portion may be terminated without liability to either the PROVIDER or the STATE in the event that federal funds are not available. In any case, this Contract shall not be construed to obligate the STATE to expend state funds to cover any shortfall created by the unavailability of anticipated federal funds.

1.2 Representations of the PROVIDER. As a necessary condition to the formation of this Contract, the PROVIDER makes the representations contained in this paragraph, and the STATE relies upon such representations as a material inducement to entering into this Contract.

1.2.1 Compliance with Laws. As of the date of this Contract, the PROVIDER complies with all federal, state, and county laws, ordinances, codes, rules, and regulations, as the same may be amended from time to time, that in any way affect the PROVIDER'S performance of this Contract.

1.2.2 Licensing and Accreditation. As of the date of this Contract, the PROVIDER holds all licenses and accreditations required under applicable federal, state, and county laws, ordinances, codes, rules, and regulations to provide the Required Services under this Contract.

1.3 Compliance with Laws. The PROVIDER shall comply with all federal, state, and county laws, ordinances, codes, rules, and regulations, as the same may be amended from time to time, that in any way affect the PROVIDER'S performance of this Contract, including but not limited to thelaws specifically enumerated in this paragraph:

1.3.1 Smoking Policy. The PROVIDER shall implement and maintain a written smoking policy as required by Chapter 328K, Hawaii Revised Statutes, or its successor provision.

1.3.2 Drug Free Workplace. The PROVIDER shall implement and maintain a drug free workplace as required by the Drug Free Workplace Act of 1988.

1.3.3 Persons with Disabilities. The PROVIDER shall implement and maintain all practices, policies, and procedures required by federal, state, or county law, including but not limited to the Americans with Disabilities Act (42 U.S.C.§12101, et seq.), and the Rehabilitation Act (29 U.S.C.§701, et seq.).

AG Form 103F (9/06)
General Conditions
Competitive

CONTRACT NO. DHS-08-MQD-5129

1.3.4 Nondiscrimination. No person performing work under this Contract, including any subcontractor, employee, or agent of the PROVIDER, shall engage in any discrimination that is prohibited by any applicable federal, state, or county law.

1.4 Insurance Requirements. The PROVIDER shall obtain from a company authorized by law to issue such insurance in the State of Hawai'i commercial general liability insurance ("liability insurance") in an amount of at least TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) coverage for bodily injury and property damage resulting from the PROVIDER'S performance under this Contract. The PROVIDER shall maintain in effect this liability insurance until the STATE certifies that the PROVIDER'S work under the Contract has been completed satisfactorily.

The liability insurance shall be primary and shall cover the insured for all work to be performed under the Contract, including changes, and all work performed incidental thereto or directly or indirectly connected therewith.

A certificate of the liability insurance shall be given to the STATE by the PROVIDER. The certificate shall provide that the STATE and its officers and employees are Additional Insureds. The certificate shall provide that the coverages being certified will not be cancelled or materially changed without giving the STATE at least 30 days prior written notice by registered mail.

Should the "liability insurance" coverages be cancelled before the PROVIDER'S work under the Contract is certified by the STATE to have been completed satisfactorily, the PROVIDER shall immediately procure replacement insurance that complies in all respects with the requirements of this section.

Nothing in the insurance requirements of this Contract shall be construed as limiting the extent of PROVIDER'S responsibility for payment of damages resulting from its operations under this Contract, including the PROVIDER'S separate and independent duty to defend, indemnify, and hold the STATE and its officers and employees harmless pursuant to other provisions of this Contract.

1.5 Notice to Clients. Provided that the term of this Contract is at least one year in duration, within ONE HUNDRED AND EIGHTY (180) days after the effective date of this Contract, the PROVIDER shall create written procedures for the orderly termination of services to any clients receiving the Required Services under this Contract and for the transition to services supplied by another provider upon termination of this Contract, regardless of the circumstances of such termination. These procedures shall include, at the minimum, timely notice to such clients of the termination of this Contract, and appropriate counseling.

1.6 Reporting Requirements. The PROVIDER shall submit a Final Project Report to the STATE containing the information specified in this Contract if applicable, or otherwise satisfactory to the STATE, documenting the PROVIDER'S overall efforts toward meeting the requirements of this

AG Form 103F (9/06)
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CONTRACT NO. DHS-08-MQD-5129

Contract, and listing expenditures actually incurred in the performance of this Contract.   The PROVIDER shall return any unexpended funds to the STATE.

1.7 Conflicts of Interest. In addition to the Certification provided in the Standards of Conduct Declaration to this Contract, the PROVIDER represents that neither the PROVIDER nor any employee or agent of the PROVIDER, presently has any interest, and promises that no such interest, direct or indirect, shall be acquired, that would or might conflict in any manner or degree with the PROVIDER'S performance under this Contract.

2. Documents and Files

2.1  Confidentiality of Material.

2.1.1 Proprietary or Confidential Information. All material given to or made available to the PROVIDER by virtue of this Contract that is identified as proprietary or confidential information shall be safeguarded by the PROVIDER and shall not be disclosed to any individual or organization without the prior written approval of the STATE.

2.1.2 Uniform Information Practices Act. All information, data, or other material provided by the PROVIDER to the STATE shall be subject to the Uniform Information Practices Act, chapter 92F, HRS, and any other applicable law concerning information practices or confidentiality.

2.2 Ownership Rights and Copyright. The STATE shall have complete ownership of all material, both finished and unfinished that is developed, prepared, assembled, or conceived by the PROVIDER pursuant to this Contract, and all such material shall be considered "works made for hire." All such material shall be delivered to the STATE upon expiration or termination of this Contract. The STATE, in its sole discretion, shall have the exclusive right to copyright any product, concept, or material developed, prepared, assembled, or conceived by the PROVIDER pursuant to this Contract.

2.3 Records Retention. The PROVIDER and any subcontractors shall maintain the books and records that relate to the Contract, and any cost or pricing data for three (3) years from the date of final payment under the Contract. In the event that any litigation, claim, investigation, audit, or other action involving the records retained under this provision arises, then such records shall be retained for three (3) years from the date of final payment, or the date of the resolution of the action, whichever occurs later. During the period that records are retained under this section, the PROVIDER and any subcontractors shall allow the STATE free and unrestricted access to such records.

3. Relationship between Parties

3.3 Coordination of Services by the STATE. The STATE shall coordinate the services to be provided by the PROVIDER in order to complete the performance required in the Contract. The PROVIDER shall maintain communications with the STATE at all stages of the PROVIDER'S

AG Form 103F (9/06)
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CONTRACT NO. DHS-08-MQD-5129
work, and submit to the STATE for resolution any questions which may arise as to the performance of this Contract.

3.2 Subcontracts and Assignments. The PROVIDER may assign or subcontract any of the PROVIDER'S duties, obligations, or interests under this Contract, but only if (i) the PROVIDER obtains the prior written consent of the STATE and (ii) the PROVIDER'S assignee or subcontractor submits to the STATE a tax clearance certificate from the Director of Taxation, State of Hawai'i, and the Internal Revenue Service showing that all delinquent taxes, if any, levied or accrued under state law against the PROVIDER'S assignee or subcontractor have been paid. Additionally, no assignment by the PROVIDER of the PROVIDER'S right to compensation under this Contract shall be effective unless and until the assignment is approved by the Comptroller of the State of Hawai'i, as provided in section 40-58, HRS.

3.3 Change of Name. When the PROVIDER asks to change the name in which it holds this Contract, the STATE, shall, upon receipt of a document acceptable or satisfactory to the STATE indicating such change of name such as an amendment to the PROVIDER'S articles of incorporation, enter into an amendment to this Contract with the PROVIDER to effect the change of name. Such amendment to this Contract changing the PROVIDER'S name shall specifically indicate that no other terms and conditions of this Contract are thereby changed, unless the change of name amendment is incorporated with a modification or amendment to the Contract under paragraph 4.1 of these General Conditions.

3.4      Independent Contractor Status and Responsibilities, Including Tax Responsibilities.

3.4.1 Independent Contractor. In the performance of services required under this Contract, the PROVIDER is an "independent contractor," with the authority and responsibility to control and direct the performance and details of the work and services required under this Contract; however, the STATE shall have a general right to inspect work in progress to determine whether, in the STATE'S opinion, the services are being performed by the PROVIDER in compliance with this Contract.

3.4.2 Contracts with Other Individuals and Entities. Unless otherwise provided by special condition, the STATE shall be free to contract with other individuals and entities to provide services similar to those performed by the PROVIDER under this Contract, and the PROVIDER shall be free to contract to provide services to other individuals or entities while under contract with the STATE.

3.4.3 PROVIDER'S Employees and Agents. The PROVIDER and the PROVIDER'S employees and agents are not by reason of this Contract, agents or employees of the State for any purpose. The PROVIDER and the PROVIDER'S employees and agents shall not be entitled to claim or receive from the STATE any vacation, sick leave, retirement, workers' compensation, unemployment insurance, or other benefits provided to state employees. Unless specifically authorized in writing by the STATE, the PROVIDER and the PROVIDER'S employees and agents are not authorized to speak on behalf and no statement or admission made by the PROVIDER or the PROVIDER'S employees or

AG Form 103F (9/06)
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CONTRACT NO. DHS-08-MQD-5129

agents shall be attributed to the STATE, unless specifically adopted by the STATE in writing.

3.4.4 PROVIDER'S Responsibilites. The PROVIDER shall be responsible for the accuracy, completeness, and adequacy of the PROVIDER'S performance under this Contract.

Furthermore, the PROVIDER intentionally, voluntarily, and knowingly assumes the sole and entire liability to the PROVIDER'S employees and agents, and to any individual not a party to this Contract, for all loss, damage, or injury caused by the PROVIDER, or the PROVIDER'S employees or agents in the course of their employment.

The PROVIDER shall be responsible for payment of all applicable federal, state, and county taxes and fees which may become due and owing by the PROVIDER by reason of this Contract, including but not limited to (i) income taxes, (ii) employment related fees, assessments, and taxes, and (iii) general excise taxes. The PROVIDER also is responsible for obtaining all licenses, permits, and certificates that may be required in order to perform this Contract.

The PROVIDER shall obtain a general excise tax license from the Department of Taxation, State of Hawai'i, in accordance with section 237-9, HRS, and shall comply with all requirements thereof. The PROVIDER shall obtain a tax clearance certificate from the Director of Taxation, State of Hawai'i, and the Internal Revenue Service showing that all delinquent taxes, if any, levied or accrued under state law against the PROVIDER have been paid and submit the same to the STATE prior to commencing any performance under this Contract. The PROVIDER shall also be solely responsible for meeting all requirements necessary to obtain the tax clearance certificate required for final payment under section 103-53, HRS, and these General Conditions.

The PROVIDER is responsible for securing all employee-related insurance coverage for the PROVIDER and the PROVIDER'S employees and agents that is or may be required by law, and for payment of all premiums, costs, and other liabilities associated with securing the insurance coverage.

3.5 Personnel Requirements.

3.5.1 Personnel. The PROVIDER shall secure, at the PROVIDER'S own expense, all personnel required to perform this Contract, unless otherwise provided in this Contract.

3.5.2 Requirements. The PROVIDER shall ensure that the PROVIDER'S employees or agents are experienced and fully qualified to engage in the activities and perform the services required under this Contract, and that all applicable licensing and operating requirements imposed or required under federal, state, or county law, and all applicable accreditation and other standards of quality generally accepted in the field of the activities of such employees and agents are complied with and satisfied.

AG Form 103F (9/06)
General Conditions
Competitive

CONTRACT NO. DHS-08-MQD-5129

4. Modification and Termination of Contract

4.1 Modifications of Contract.

4.1.1 In Writing. Any modification, alteration, amendment, change, or extension of any term, provision, or condition of this Contract permitted by this Contract shall be made by written amendment to this Contract, signed by the PROVIDER and the STATE.

4.1.2 No Oral Modification. No oral modification, alteration, amendment, change, or extension of any term, provision or condition of this Contract shall be permitted.

4.1.3 Tax Clearance. The STATE may, at its discretion, require the PROVIDER to submit to the STATE, prior to the STATE'S approval of any modification, alteration, amendment, change, or extension of any term, provision, or condition of this Contract, a tax clearance from the Director of Taxation, State of Hawai'i, and the Internal Revenue Service showing that all delinquent taxes, if any, levied or accrued under state and federal law against the PROVIDER have been paid.

4.2 Termination in General This Contract may be terminated in whole or in part for a reduction in funds available to pay the PROVIDER, or when, in its sole discretion, the STATE determines (i) that there has been a change in the conditions upon which the need for the Required Services was based, (ii) that the PROVIDER has failed to provide the Required Services adequately or satisfactorily, or (iii) that other good cause for the whole or partial termination of this Contract exists. Termination under this section shall be made by a written notice sent to the PROVIDER ten (10) working days prior to the termination date that includes a brief statement of the reason for the termination. If the Contract is terminated under this paragraph, the PROVIDER shall cooperate with the STATE to effect an orderly transition of services to clients.

4.3 Termination for Necessity or Convenience. If the STATE determines, in its sole discretion, that it is necessary or convenient, this Contract may be terminated in whole or in part at the option of the STATE upon ten (10) working days' written notice to the PROVIDER. If the STATE elects to terminate under this paragraph, the PROVIDER shall be entitled to reasonable payment as determined by the STATE for satisfactory services rendered under this Contract up to the time of termination. If the STATE elects to terminate under this section, the PROVIDER shall cooperate with the STATE to effect an orderly transition of services to clients.

4.4 Termination by PROVIDER. The PROVIDER may withdraw from this Contract after obtaining the written consent of the STATE. The STATE, upon the PROVIDER'S withdrawal, shall determine whether payment is due to the PROVIDER, and the amount that is due. If the STATE consents to a termination under this paragraph, the PROVIDER shall cooperate with the STATE to effect an orderly transition of services to clients.

4.5 STATE'S Right of Offset. The STATE may offset against any monies or other obligations that STATE owes to the PROVIDER under this Contract, any amounts owed to the State of Hawai'i by the PROVIDER under this Contract, or any other contract, or pursuant to any law or other obligation owed to the State of Hawai'i by the PROVIDER, including but not limited to the

AG Form 103F (9/06)
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CONTRACT NO. DHS-08-MQD-5129
payment of any taxes or levies of any kind or nature. The STATE shall notify the PROVIDER in writing of any exercise of its right of offset and the nature and amount of such offset. For purposes of this paragraph, amounts owed to the State of Hawai'i shall not include debts or obligations which have been liquidated by contract with the PROVIDER, and that are covered by an installment payment or other settlement plan approved by the State of Hawai'i, provided, however, that the PROVIDER shall be entitled to such exclusion only to the extent that the PROVIDER is current, and in compliance with, and not delinquent on, any payments, obligations, or duties owed to the State of Hawai'i under such payment or other settlement plan.

5. Indemnification

5.1 Indemnification and Defense. The PROVIDER shall defend, indemnify, and hold harmless the State of Hawai'i, the contracting agency, and their officers, employees, and agents from and against any and all liability, loss, damage, cost, expense, including all attorneys' fees, claims, suits, and demands arising out of or in connection with the acts or omissions of the PROVIDER or the PROVIDER'S employees, officers, agents, or subcontractors under this Contract. The provisions of this paragraph shall remain in full force and effect notwithstanding the expiration or early termination of this Contract.

5.2 Cost of Litigation. In case the STATE shall, without any fault on its part, be made a party to any litigation commenced by or against the PROVIDER in connection with this Contract, the PROVIDER shall pay any cost and expense incurred by or imposed on the STATE, including attorneys' fees.

6. Publicity

6.1 Acknowledgment of State Support. The PROVIDER shall, in all news releases, public statements, announcements, broadcasts, posters, programs, computer postings, and other printed, published, or electronically disseminated materials relating to the PROVIDER'S performance under this Contract, acknowledge the support by the State of Hawai'i and the purchasing agency.

6.2 PROVIDER'S Publicity Not Related to Contract. The PROVIDER shall not refer to the STATE, or any office, agency, or officer thereof, or any state employee, or to the services or goods, or both provided under this Contract, in any of the PROVIDER'S publicity not related to the PROVIDER'S performance under this Contract including but not limited to commercial advertisements, recruiting materials, and solicitations for charitable donations.

7. Miscellaneous Provisions

7.1 Nondiscrimination. No person performing work under this Contract, including any subcontractor, employee, or agent of the PROVIDER, shall engage in any discrimination that is prohibited by any applicable federal, state, or county law.

7.2 Paragraph Headings. The paragraph headings appearing in this Contract have been inserted for the purpose of convenience and ready reference. They shall not be used to define, limit, or extend the scope or intent of the sections to which they pertain.

AG Form 103F (9/06)
General Conditions
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CONTRACT NO. DHS-08-MQD-5129

7.3 Antitrust Claims. The STATE and the PROVIDER recognize that in actual economic practice, overcharges resulting from antitrust violations are in fact usually borne by the purchaser. Therefore, the PROVIDER hereby assigns to the STATE any and all claims for overcharges as to goods and materials purchased in connection with this Contract, except as to overcharges which result from violations commencing after the price is established under this Contract and which are not passed on to the STATE under an escalation clause.

7.4 Governing Law. The validity of this Contract and any of its terms or provisions, as well as the rights and duties of the parties to this Contract, shall be governed by the laws of the State of Hawai'i. Any action at law or in equity to enforce or interpret the provisions of this Contract shall be brought in a state court of competent jurisdiction in Honolulu, Hawai'i.

7.5 Conflict between General Conditions and Procurement Rules. In the event of a conflict between the General Conditions and the Procurement Rules or a Procurement Directive, the Procurement Rules or any Procurement Directive in effect on the date this Contract became effective shall control and are hereby incorporated by reference.

7.6 Entire Contract. This Contract sets forth all of the contracts, conditions, understandings, promises, warranties, and representations between the STATE and the PROVIDER relative to this Contract. This Contract supersedes all prior agreements, conditions, understandings, promises, warranties, and representations, which shall have no further force or effect. There are no contracts, conditions, understandings, promises, warranties, or representations, oral or written, express or implied, between the STATE and the PROVIDER other than as set forth or as referred to herein.

7.7 Severability. In the event that any provision of this Contract is declared invalid or unenforceable by a court, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining terms of this Contract.

7.8 Waiver. The failure of the STATE to insist upon the strict compliance with any term, provision, or condition of this Contract shall not constitute or be deemed to constitute a waiver or relinquishment of the STATE'S right to enforce the same in accordance with this Contract. The fact that the STATE specifically refers to one provision of the Procurement Rules or one section of the Hawai'i Revised Statutes, and does not include other provisions or statutory sections in this Contract shall not constitute a waiver or relinquishment of the STATE'S rights or the PROVIDER'S obligations under the Procurement Rules or statutes.

7.9 Execution in Counterparts. This Contract may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one instrument.

AG Form 103F (9/06)
General Conditions
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SPECIAL CONDITIONS

Provider acknowledges that in executing this Contract with the State, it agrees that the rates set forth under this Contract are fair and reasonable consideration for the services to be provided by the Provider. Prior to execution of this Contract, Provider has performed its own due diligence and analysis to ensure that it is in agreement with such rates. Provider, in signing this Contract, agrees that is has performed such due diligence and analysis and that it will not subsequently bring suit for any allegation that the rates to be paid under this Contract are not actuarially sound.